UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

American Public Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	APEI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of American Public Education, Inc. (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), the Company’s stockholders approved an amendment to the American Public Education, Inc. 2017 Omnibus Incentive Plan, as amended, to increase the number of shares available for issuance thereunder by 1,200,000 and to remove the fungible share ratio applicable to certain new full-value equity awards (the “Plan Amendment”).

A description of the Plan Amendment is set forth on pages 34 through 44 of the Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on April 8, 2025 (the “Proxy Statement”), and such description is incorporated by reference herein. The description is qualified by reference to the full text of the Plan Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 23, 2025. As of March 27, 2025, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 18,036,421 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), issued and outstanding and entitled to vote at the Annual Meeting. The holders of 15,319,981 shares of issued and outstanding Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The vote results detailed below represent final results as certified by the inspector of elections.

Proposal No. 1 – Election of Directors.

The Company’s stockholders elected the following persons, who were listed in the Proxy Statement, to the Board to hold office for a term expiring at the 2026 Annual Meeting of Stockholders, and until each such person’s successor is elected and qualified or until his or her earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Granetta B. Blevins	13,557,659	298,054	2,571	1,461,697
Michael D. Braner	13,801,916	54,879	1,489	1,461,697
Anna M. Fabrega	13,799,501	56,199	2,584	1,461,697
James Kenigsberg	13,553,940	302,255	2,089	1,461,697
Daniel S. Pianko	13,558,214	298,597	1,473	1,461,697
Angela K. Selden	13,794,790	62,019	1,475	1,461,697
Richard J. Statuto	13,837,172	19,624	1,488	1,461,697

Proposal No. 2 – Approval of the Plan Amendment.

The Company’s stockholders approved the Plan Amendment. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,958,702	896,788	2,794	1,461,697

Proposal No. 3 – Advisory Vote on the Compensation Paid to Our Named Executive Officers.

The Company’s stockholders approved, by a non-binding advisory vote, the compensation paid to the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,943,411	719,989	194,884	1,461,697

Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,205,381	110,805	3,795	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment Number Four to the American Public Education, Inc. 2017 Omnibus Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date: May 27, 2025	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Executive Vice President and Chief Financial Officer